                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-76570, 333-76080, 333-96047, 333-96045,
333-47422, 333-105737 and 333-105738) and on Form S-3 (Nos. 333-66088,
333-47532, 333-32036, and 333-46634) of Dynegy Inc. of our report dated April 9, 2003, except as to the matters discussed in the Explanatory Note captions "Reclassifications--Discontinued Operations" and "Reclassifications--Revised Segments" beginning on page F-8, as to which the date is July 18, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP
Houston, Texas
July 25, 2003